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                            [STATE OF COLORADO SEAL]

                               STATE OF COLORADO

                                 DEPARTMENT OF
                                     STATE

                                  CERTIFICATE



     I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

     Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues a RESTATED CERTIFICATE OF INCORPORATION WITH AMENDMENT ADOLPH COORS COMPANY.









Dated: JUNE 7, 1991



                               /s/ NATALIE MEYER
                      ------------------------------------
                               SECRETARY OF STATE
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                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              ADOLPH COORS COMPANY


     The undersigned corporation, pursuant to (a) Sections 7-2-107 and 7-2-112 of the Colorado Corporation Code, (b) resolutions duly adopted by its Board of Directors (the "Board") on February 14, 1991, and (c) a resolution adopted by its authorized voting Shareholder on May 16, 1991, hereby authorizes the following Amended and Restated Articles of Incorporation:

ARTICLE I. NAME. The name of the Corporation shall be Adolph Coors Company.

ARTICLE II. DURATION. The Corporation shall have perpetual existence.

ARTICLE III. PURPOSES AND POWERS.

     (a) The Corporation is organized for the purposes of engaging in lawful acts and activities for which corporations may be organized under the laws of the state of Colorado.

     (b) Without limitation and in furtherance of the purposes set forth above, the Corporation shall have and may exercise any and all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the state of Colorado, including the following powers:

         (1) To acquire by purchase, exchange, lease, or otherwise, and to hold, mortgage, pledge, hypothecate, exchange, sell, invest in and dispose of, alone, or in syndicates, or otherwise in conjunction with others, real and personal property of every kind and character, of whatsoever nature and wheresoever situate, and any interests therein.
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         (2) To acquire by purchase, exchange, or otherwise, all or any part of, or interests in, the properties, assets, business, goodwill of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which corporations may now or hereafter be organized under the laws of the state of Colorado.

         (3) To borrow or raise money without limit as to amounts; to contract for, perform, and provide for the performance of services in any nature which a corporation may lawfully perform; to act as a dealer for the sale of, to enter into underwriting agreements with respect to, to grant options with respect to, and to contract for the disposition of, or otherwise dispose of, the Corporation's stocks, bonds, and other securities.

         (4) To invest and deal with the funds of the Corporation in any legal manner, and to acquire by purchase of otherwise the stocks, bonds, notes, debentures and other securities and obligations of any corporation, association, partnership or government, and while the owner of any such securities or obligations, to exercise all the rights, powers and privileges of ownership, including, among other things, the right to vote thereon for any and all purposes.

         (5) To do everything necessary, proper, advisable, or convenient for the accomplishment of the Corporation's purposes and all other things incidental thereto or connected therewith so long as the same shall not be prohibited by law or by these Articles of Incorporation.

ARTICLE IV. CAPITAL STOCK.

     (a) The aggregate number of shares of Capital Stock which the Corporation shall have authority to issue is 126,260,000, said shares to consist of the following:


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          (1) 1,260,000 shares of Class A Common Stock (Voting), of the par value of $1.00 per share ("Class A Stock");

          (2) 100,000,000 shares of Class B Common Stock (Non-Voting) without par value ("Class B Stock");

          (3) 25,000,000 shares of Non-Voting Preferred Stock, of the par value of $1.00 per share ("Preferred Stock").

     (b) All shares of Class A Stock, all shares of Class B Stock and all of shares of Preferred Stock issued by the Corporation shall be fully paid and nonassessable.

     (c) The relative rights, privileges and limitations of the shares of each class of Capital Stock are as follows:

          (1) The Class A Stock and Class B Stock shall be in all respects identical, share for share, except that the right to vote for the election of directors and for all other purposes shall be vested exclusively in the holders of Class A Stock and the holders of Class B Stock shall not have the right to vote or be entitled to receive any notice of meetings of shareholders except where applicable provisions of the Colorado Corporation Code entitle holders of Class B Stock to vote. On any matter on which the Colorado Corporation Code so entitles holders of Class B Stock to vote because the matter requires the vote of both Class A and Class B shareholders, the holders of Class A Stock and Class B Stock shall vote as separate classes. In addition, the holders of Class A Stock and Class B Stock shall have the right to and shall vote, as separate classes, on any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company on which the Colorado Corporation Code requires approval by holders of Class A Stock.


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          (2)  The holders of Class A Stock and the holders of Class B Stock shall be entitled to receive such dividends as shall be declared from time to time by the Board out of funds legally available therefor, except that so long as any shares of Class B Stock are outstanding, no cash dividends shall be declared or paid on any Class A Stock unless at the same time there shall be declared or paid, as the case may be, a cash dividend on Class B Stock in an amount per share equal to the amount per share of the dividend declared or paid on the Class A Stock.

     (d) The Corporation's Board is authorized, subject to limitations prescribed by law and to the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series and, by filing a statement pursuant to the Colorado Corporation Code (a "Statement of Designations"), to establish the number of shares of Preferred Stock of each series. The authority of the Board with respect to each series shall, to the extent allowed by the Colorado Corporation Code, but subject to the qualifications, limitations and restrictions set forth in this Article, include, without limitation, the authority to establish and fix the following:

          (1) The number of shares initially constituting such series and the distinctive designation of such series;

          (2) Whether such series shall have any dividend rights, and, if so, the dividend rate on the shares of such series, the time of payment of such dividends, whether such dividends are cumulative and the date from which any dividends shall be cumulative;

          (3) Whether any of the shares of such series shall be redeemable, and, if so, the price at which the terms and conditions upon which such shares shall be redeemable;


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          (4)  Whether such series shall have a sinking fund or reserve account for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund or reserve account;

          (5) The rights of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (6)  Subject to subparagraph (iv) below, the terms of voting rights;
and

          (7) Whether such series shall have conversion privileges, and, if so the terms and conditions of such conversion privileges including provisions, if any, for adjustment of the conversion rate and for payment of additional amounts by holders of shares of that series upon exercise of such conversion privileges.

     The Board is expressly authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but, unless otherwise specified in the Certificate of Designations, in all other respects the shares of each series shall be of equal rank with each other regardless of series. Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, unless otherwise specified in the Statement of Designations, the Board may at any time thereafter authorize the issuance of additional shares of the same series or may reduce (but not below the number of shares then outstanding) the number of shares constituting such series. In case the number of shares of Preferred Stock is reduced, the shares representing such decrease shall, unless otherwise specified in the Statement of Designations, be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

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     Any of the terms of a series of Preferred Stock may be made dependent upon facts ascertainable outside of these Articles of Incorporation and the Statement of Designations creating the series, provided that the manner in which such facts shall operate upon such series is clearly and expressly set forth in these Articles of Incorporation or in the Statement of Designations.

          (i) Dividend Rights. A Statement of Designations may prescribe such dividend rights, if any, for a series of Preferred Stock as the Board shall determine. So long as any shares of Preferred Stock are outstanding, no dividends or other distributions (other than dividends or distributions payable in shares of Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation) shall be declared or paid or set aside for payment upon the Common Stock or upon any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations. In addition, the Corporation shall not redeem, purchase, or otherwise acquire for any consideration any Common Stock or any other class of stock ranking junior to the Preferred Stock as to dividends or upon liquidation, unless all dividends payable to holders of each series of outstanding Preferred Stock for its current dividend period, and in the case of cumulative dividends all past dividend periods, have been paid, are being paid or have been set aside for payment, in accordance with the terms of the applicable Statement of Designations.

          (ii) Redemption. A Statement of Designations may prescribe such redemption rights and obligations and sinking fund provisions, if any, with respect to a series of Preferred Stock


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     as the Board shall determine. Except as otherwise specified in the
     Statement of Designations, shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased or otherwise acquired by the Corporation or which, if convertible, have been converted into shares of stock of the Corporation of any other class or classes, shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

          (iii) Rights on Liquidation. A Statement of Designations shall prescribe such rights on liquidation or dissolution of the Corporation (whether voluntary or involuntary) with respect to a series of Preferred Stock as the Board shall determine, provided that, without limitation, the voluntary sale, lease, exchange or transfer (for each, securities or other consideration) of all or substantially all of the Corporation's property or assets to, or its consolidation or merger with, any other corporation or corporations shall not be deemed to be a liquidation or dissolution or winding up of the Corporation, voluntary or involuntary.

          (iv) Voting Rights. No series of Preferred Stock shall be granted the right to vote on any matter, except as required by the Colorado Corporation Code. As to those matters upon which the Preferred Stock is granted the right to vote by such Code, a Statement of Designations may designate the terms upon which the Preferred Stock is to vote, including the number of votes each share of the Preferred Stock shall be entitled to, and whether a series of Preferred Stock shall vote as a separate class or with any other series of the Preferred Stock or with any class or series of the Common Stock.

          (v) Conversion Rights. A Statement of Designations may provide such rights, if any, for the holders of a series of



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     Preferred Stock to convert their shares into any other class or series of stock at such price or prices or at such rates of exchange and with such adjustments as the Board shall determine. Except as otherwise specified in the Statement of Designations, shares of Preferred Stock of any series that have been so converted shall be restored to the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of any other series of Preferred Stock.

ARTICLE V.     PREEMPTIVE RIGHTS DENIED.     No shareholder of the Corporation
shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscriptions to any shares other than such right, if any, and at such price as the Board, in its discretion from time to time may determine, pursuant to the authority thereby conferred by the Articles of Incorporation, and the Board may issue shares of the Corporation or obligations of the Corporation convertible into shares without offering such issue, either in whole or in part, to the shareholders of the Corporation. The Board may issue stock options to directors, officers, and employees in accordance with applicable law and without first offering such options to shareholders of the Corporation, and no shareholder shall have any preemptive right in, or preemptive right to subscribe to, any such options or the underlying shares issued pursuant to such options.

ARTICLE VI.    CUMULATIVE VOTING NOT ALLOWED.     Cumulative voting shall not be
allowed in the election of Directors or for any other purposes.




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ARTICLE VII. REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office in the state of Colorado is at 12th and East Streets in Golden, Colorado 80401. The name of the Corporation's registered agent at such address is M. Caroline Turner.

ARTICLE VIII. DIRECTORS. The affairs of the Corporation shall be governed by a Board of not less than three (3) Directors. Subject to such limitation, the number of Directors, and the method by which they shall be elected shall be set forth in the Bylaws of the Corporation.

ARTICLE IX. LIABILITY OF DIRECTORS. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 7-5-114 of the Colorado Corporation Code; or (iv) for any transaction from which the director derived an improper personal benefit. Amendment to or repeal of this Article shall not apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE X. INDEMNIFICATION. The Corporation may indemnify its directors, officers, employees and others against liabilities and expenses incurred in their corporate capacities in a manner consistent with the provisions of the Colorado Corporation Code.

ARTICLE XI. BYLAWS. The Board of Directors shall be vested with the power to alter, amend, or repeal the Bylaws and to adopt new Bylaws. The Corporation may, in its Bylaws or otherwise, impose restrictions on the transfer of its shares.





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ARTICLE XII. AMENDED AND RESTATED ARTICLES OF INCORPORATION. The Amended and
Restated Articles of Incorporation, as set forth hereinabove, correctly set forth the corresponding provisions of the Articles of Incorporation of Adolph Coors Company, as theretofore and herein amended, supersede the original Articles of Incorporation and all previous amendments thereto, were approved by the voting shareholders, and the number of shares voted for the Amended and Restated Articles was sufficient for approval.

     IN WITNESS WHEREOF, I, the undersigned, execute these Amended and Restated Articles of Incorporation aforesaid and declare that the statements therein contained are true and accordingly have hereunto set my hand and seal this 16th day of May 1991.

                                        ADOLPH COORS COMPANY


                                        /s/ W. K. COORS
                                        ---------------------------------------
                                        W. K. Coors, President

ATTEST:


/s/ [ILLEGIBLE]
-----------------------------------
Secretary


STATE OF COLORADO     )
                      ) ss.
COUNTY OF JEFFERSON   )

     Before me, Mary Louise Owen, a notary public in and for the said County and State, personally appeared W. K. Coors, who acknowledged before me that he is the President of Adolph Coors Company, a Colorado corporation, and that he signed the foregoing Amended and Restated Articles of Incorporation as his free and voluntary act and deed for the uses and purposes set forth therein, and that the facts contained therein are true.

     WITNESS my hand and official seal.

     My commission expires:     3/20/93
                            ---------------


             [SEAL]                     /s/ MARY LOUISE OWEN
                                        ---------------------------------------
                                        Notary Public


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